Exhibit 99.3

CERTAIN INFORMATION EXCERPTED FROM THE COMPANY’S PRELIMINARY

OFFERING MEMORANDUM AND DISCLOSED PURSUANT TO REGULATION FD

CAUTIONARY STATEMENTS ON FORWARD-LOOKING STATEMENTS

This document contains certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future. Any such statements other than statements of historical fact are forward-looking statements. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast,” “would” or “could” (including the negative variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events, including with respect to the Transactions, generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding expected benefits of the Transactions, integration plans and expected synergies therefrom, the expected timing of consummation of the Transactions, and our anticipated future financial and operating performance and results, including its estimates for growth. These statements are based on the current expectations of our management. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements included in this document. These risks and uncertainties, include:

•

PPG being unable to obtain any remaining regulatory approvals required to complete the Transactions, or such required approvals delaying the Transactions or resulting in the imposition of conditions that could have a material adverse effect on us or causing the companies to abandon the Transactions;

•	other conditions to the closing of the Transactions not being satisfied;

•

a material adverse change, event or occurrence affecting Georgia Gulf or the PPG Chlor-alkali and Derivatives Business prior to the closing of the Transactions delaying the Transactions or causing the companies to abandon the Transactions;

•	problems arising in successfully integrating the PPG Chlor-alkali and Derivatives Business and Georgia Gulf, which may result in us not operating as effectively and efficiently as expected;

•	the possibility that the Transactions may involve other unexpected costs, liabilities or delays;

•	the businesses of each respective company being negatively impacted as a result of uncertainty surrounding the Transactions;

•	disruptions from the Transactions harming relationships with customers, employees or suppliers; and

•

uncertainties regarding (1) future prices, (2) industry capacity levels and demand for our products, (3) raw materials and energy costs and availability, feedstock availability and prices, (4) changes in governmental and environmental regulations, the adoption of new laws or regulations that may make it more difficult or expensive to operate Georgia Gulf’s businesses or manufacture its products before the Transactions or to operate our businesses or manufacture its products after the Transactions, (5) Georgia Gulf’s ability to generate sufficient cash flows from its businesses before the Transactions or our ability to generate sufficient cash flows from its businesses after the Transactions, (6) future economic conditions in the specific industries to which our products are sold and (7) global economic conditions.

In light of these risks, uncertainties, assumptions and other factors, the forward-looking statements discussed in this document may not occur. Other unknown or unpredictable factors could also have a material adverse effect on our actual future results, performance, or achievements. As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. We undertake, and expressly disclaim, any duty to update any forward-looking statement whether as a result of new information, future events, or changes in its respective expectations, except as required by law.

HELPFUL INFORMATION

In this document:

•

“Additional Agreements” means the Employee Matters Agreement, the Tax Matters Agreement, the Shared Facilities, Services and Supply Agreement, the Transition Services Agreement, the Servitude Agreement, the Electric Generation, Distribution and Transmission Facilities Lease, the Chlorine, Liquid Caustic Soda and Hydrochloric Acid Sales Agreements and the Real Property Agreement;

•	“Chlorine, Liquid Caustic Soda and Hydrochloric Acid Sales Agreements” means those certain agreements to be entered into at the date of the Separation between PPG and Georgia Gulf;

•	“Combined Company,” “we,” “us” and “our” refer to Georgia Gulf Corporation and its consolidated subsidiaries, including Splitco and its consolidated subsidiaries, upon the consummation of the Merger;

•

“Distribution” means the distribution by PPG of its shares of Splitco common stock to the holders of shares of PPG common stock by way of an exchange offer and, with respect to any shares of Splitco common stock that are not subscribed for in the exchange offer, a pro rata distribution to the holders of shares of PPG common stock;

•

“The Electric Generation, Distribution and Transmission Facilities Lease” means the Generation, Distribution and Transmission Facilities Lease to be entered into at the date of the Separation between PPG and Splitco;

•	“Employee Matters Agreement” means the Employee Matters Agreement, dated as of July 18, 2012, by and among Georgia Gulf, PPG and Splitco;

•	“GAAP” means generally accepted accounting principles in the United States;

•	“Georgia Gulf” refers to Georgia Gulf Corporation and its consolidated subsidiaries prior to the consummation of the Merger;

•	“Georgia Gulf common stock” means the common stock, par value $0.01 per share, of Georgia Gulf;

•

“Merger” means the combination of Georgia Gulf’s business and the PPG Chlor-alkali and Derivatives Business through the merger of Merger Sub with and into Splitco, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and as a wholly-owned subsidiary of Georgia Gulf, as contemplated by the Merger Agreement;

•

“Merger Agreement” means the Agreement and Plan of Merger, dated as of July 18, 2012, by and among PPG, Splitco, Georgia Gulf and Merger Sub, as amended by Amendment No. 1 to the Merger Agreement, dated as of August 31, 2012;

•	“Merger Sub” means Grizzly Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Georgia Gulf, and, unless the context otherwise requires, its subsidiaries;

•	“PPG” means PPG Industries, Inc., a Pennsylvania corporation, and, unless stated otherwise or the context otherwise requires, its subsidiaries, other than Splitco and any of its subsidiaries;

•

“PPG Chlor-alkali and Derivatives Business” means substantially all of the assets and liabilities of the business of PPG relating to the production of chlorine, caustic soda and related chemicals to be transferred to Splitco pursuant to the terms and conditions contained in the Separation Agreement;

•	“PPG common stock” means the common stock, par value $1.66 2/3 per share, of PPG;

•

“PPG Debt” means the senior unsecured bridge loans in the amount of $688.0 million incurred by PPG on January 3, 2013 pursuant to that certain 180-day credit agreement among PPG, the lenders from time to time party thereto and Barclays Bank plc, as administrative agent;

•	“Real Property Agreement” means the Real Property Agreement to be entered into at the date of the Separation, between PPG and Eagle Natrium LLC;

•	“SEC” means the United States Securities and Exchange Commission;

•	“Securities Act” means the Securities Act of 1933, as amended;

•	“Separation” means the transfer by PPG of the assets and liabilities related to the PPG Chlor-alkali and Derivatives Business, including certain subsidiaries of PPG, to Splitco;

•	“Separation Agreement” means the Separation Agreement, dated as of July 18, 2012, between PPG and Splitco;

•	“Servitude Agreement” means the Servitude Agreement to be entered into at the date of the Separation between PPG and Splitco;

•	“Shared Facilities, Services and Supply Agreement” means the Shared Facilities, Services and Supply Agreement to be entered into at the date of the Separation between PPG and Splitco;

•

“Special Distribution” means the distribution to be made in connection with the Transactions by Splitco to PPG consisting of (1) the cash proceeds of approximately $212.0 million from the Term Facility and (2) all or a portion of the Splitco notes;

•	“Splitco” means Eagle Spinco Inc., a Delaware corporation, and, prior to the Merger, a wholly-owned subsidiary of PPG, and, unless stated otherwise or the context otherwise requires, its subsidiaries;

•	“Splitco common stock” means the common stock, par value $0.001 per share, of Splitco;

•

“Splitco Debt Exchange” means the transfer of all or a portion of the Splitco notes by PPG on the closing date of the Merger to the Splitco notes initial purchasers or their affiliates in satisfaction of all or a portion of the PPG Debt held by affiliates of the Splitco notes initial purchasers;

•

“Splitco notes” means $688.0 million in aggregate principal amount of     % Senior Notes due 2021 to be issued by Splitco that will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the existing and future domestic subsidiaries of Splitco and, upon consummation of the Merger, by Georgia Gulf and each of its existing and future domestic subsidiaries that guarantees the notes offered hereby;

•	“Splitco notes initial purchasers” means the initial purchasers in the Splitco notes offering;

•

“Splitco notes selling securityholders” means the Splitco notes initial purchasers and affiliates of the Splitco notes initial purchasers that will act as selling securityholders in the Splitco notes offering. The Splitco notes selling securityholders will receive all or a portion of the Splitco notes from PPG in the Splitco Debt Exchange in satisfaction of all or a portion of the PPG Debt held by affiliates of the Splitco notes initial purchasers;

•

“Splitco notes offering” means the offering and sale of the Splitco notes by the Splitco notes selling securityholders and, if applicable, Splitco though the Splitco notes initial purchasers in a private offering to be made in reliance on one or more exemptions from the registration requirements of the Securities Act;

•	“Tax Matters Agreement” means the Tax Matters Agreement to be entered into at the date of the Separation by and among Georgia Gulf, PPG and Splitco;

•	“TCI” means Taiwan Chlorine Industries, Ltd., a joint venture between PPG and China Petrochemical Development Corporation;

•	“TCI Interests” means the shares of TCI owned by PPG as of the date of the Merger Agreement, which represent a 60 percent interest in TCI;

•

“Term Facility” means the approximately $212.0 million in new bank debt to be incurred by Splitco under a senior secured term loan facility, which debt will be obligations of Splitco and its subsidiaries and, upon consummation of the Transactions, guaranteed by Georgia Gulf and each of its existing and future domestic subsidiaries (other than certain excluded subsidiaries) (the amount of the Term Facility is subject to adjustment in certain circumstances and may (1) increase or decrease based on the working capital adjustment contained in the Merger Agreement or (2) decrease by an amount equal to $12.0 million plus the amount of any net proceeds from the Splitco notes offering used to fund the Special Distribution in the event the TCI Interests are not owned by Splitco immediately prior to the consummation of the Merger);

•

“Transactions” means the transactions contemplated by the Merger Agreement and the Separation Agreement, which provide for, among other things, the Separation, the Term Facility, the Splitco notes, the Splitco Debt Exchange, the Distribution and the Merger; and

•	“Transition Services Agreement” means the Transition Services Agreement to be entered into at the date of the Separation between PPG and Splitco.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

The following summary combined financial data of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business are being provided to help you in your analysis of the financial aspects of the Transactions. You should read this information in conjunction with the section of this document entitled “Selected Pro Forma and Historical Financial Data” included elsewhere in this document.

Summary Unaudited Historical Combined and Pro Forma Condensed Combined Financial Information of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business

The following summary unaudited historical combined and pro forma condensed combined financial information of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business is being presented for illustrative purposes only. The following summary unaudited historical combined and pro forma condensed combined financial data assumes that the PPG Chlor-alkali and Derivatives Business had been owned by Georgia Gulf for all periods, and at the date presented. Georgia Gulf and the PPG Chlor-alkali and Derivatives Business may have performed differently had they actually been combined for all periods or on the date presented. The following summary unaudited historical combined and pro forma condensed combined financial data may not be indicative of the results or financial condition that would have been achieved had Georgia Gulf and the PPG Chlor-alkali and Derivatives Business been combined other than during the periods or on the date presented or of the actual future results or financial condition of Georgia Gulf to be achieved following the Transactions.

	Twelve Months Ended September 30, 2012 (Historical Combined)(1)	As of and for the Nine Months Ended September 30, 2012 (Pro Forma)	For the Year Ended December 31, 2011 (Pro Forma)
(In millions)
Results of Operations:
Net sales	$4,908	$3,794	$4,876
Operating costs and expenses:
Cost of sales	4,062	3,109	4,134
Selling, general and administrative	314	294	360
Long-lived asset impairment charges	8	—	8
Transaction related costs, Restructuring and other, net	30	11	3
Other charges	9	8	10
Other earnings	(15)	(13)	(27)
(Gains) on sale of assets	(19)	(19)	(1)

Total operating costs and expenses	4,389	3,390	4,487

Operating income	519	404	388
Interest expense, net	(59)	(69)	(100)
Loss on redemption and other debt costs	(4)	—	(5)
Foreign exchange loss	(1)	(1)	—

Income before income taxes	455	334	283
Provision for income taxes	135	103	66

Net income	$320	$231	$217

Less: net income attributable to noncontrolling interest	14	8	10

Net income attributable to controlling shareholders	$306	$223	$207

	Twelve Months Ended September 30, 2012 (Historical Combined)(1)	As of and for the Nine Months Ended September 30, 2012 (Pro Forma)	For the Year Ended December 31, 2011 (Pro Forma)
(In millions)
Financial Highlights:
Total assets		$5,268
Total liabilities		3,033

Other Selected Data:
Adjusted EBITDA(2)	$645	$561	$637
Capital expenditures	$140	$89	$130

(1)	The summary unaudited historical combined financial information of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business for the twelve months ended September 30, 2012 has been prepared on a basis different from, and are not directly comparable to, such pro forma condensed combined financial information for the nine months ended September 30, 2012 and the year ended December 31, 2011. The summary unaudited historical combined financial information of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business for the twelve months ended September 30, 2012 has been derived from the combination of Georgia Gulf’s unaudited condensed consolidated financial statements for the last quarter of 2011, as derived from Georgia Gulf’s audited consolidated financial statements for the year ended December 31, 2011, and Georgia Gulf’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2012, along with the combination of the PPG Chlor-alkali and Derivatives Business’s unaudited condensed combined financial statements for the last quarter of 2011, as derived from the PPG Chlor-alkali and Derivatives Business’s audited combined financial statements for the year ended December 31, 2011, and the PPG Chlor-alkali and Derivatives Business’s unaudited condensed combined financial statements for nine months ended September 30, 2012.
(2)	In addition to evaluating financial condition and results of operations in accordance with GAAP, management of Georgia Gulf also reviews and evaluates certain alternative financial measures not prepared in accordance with GAAP. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to, similarly titled measures used by other companies. As a result, management of Georgia Gulf considers and evaluates non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with GAAP. Management of Georgia Gulf cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measure.

In this document, Georgia Gulf supplements its financial information prepared in accordance with GAAP with Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, cash and non-cash restructuring and certain other costs related to financial restructuring and business improvement initiatives, gains or losses on substantial modification of debt and sales of certain assets, certain purchase accounting and certain non-income tax reserve adjustments, professional fees related to a previously disclosed and withdrawn unsolicited offer and the Merger, goodwill, intangibles, and other long-lived asset impairments, and interest expense related to OMERS lease financing obligations) because Georgia Gulf believes investors commonly use Adjusted EBITDA as a main component of valuing cyclical companies such as Georgia Gulf. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss) as a measure of performance or to cash provided by operating activities as a measure of liquidity. In addition, Georgia Gulf’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

A reconciliation of Adjusted EBITDA to net income (loss) determined in accordance with GAAP is provided below:

	Twelve Months Ended September 30, 2012
	Historical
(in millions)	Georgia Gulf Corporation	PPG Chlor- alkali and Derivatives Business	Historical Combined
Net income	$85.0	$235.0	$320.0
Net income attributable to non-controlling interests	—	(14.0)	(14.0)
Provision for income taxes	20.3	115.0	135.3
Interest income	(0.3)	—	(0.3)
Loss on redemption and other debt costs	3.8	—	3.8
Interest expense	59.2	—	59.2
Depreciation and amortization expense(b)	91.2	42.0	133.2
Long-lived asset impairment charges	8.3	—	8.3
Transaction related costs, restructuring and other, net	28.7	1.0	29.7
(Gains) on sale of assets(c)	(19.2)	—	(19.2)
Other(d)	(11.2)	—	(11.2)

Adjusted EBITDA	$265.8	$379.0	$644.8

		Nine Months Ended September 30, 2012
	Historical		Pro Forma Adjustments(a)
(in millions)	Georgia Gulf Corporation	PPG Chlor- alkali and Derivatives Business	Acquisition Adjustments	Financing Adjustments	Refinancing Adjustments	Pro Forma Condensed Combined
Net income	$88.3	$193.0	$(34.4)	$(26.9)	$10.9	$230.9
Net income attributable to non-controlling interests	—	(10.0)	2.1	—	—	(7.9)
(Benefit) provision for income taxes	38.1	95.0	(20.7)	(16.1)	6.6	102.9
Interest income	(0.2)	—	—	—	—	(0.2)
Interest expense	43.8	—	—	43.0	(17.5)	69.3
Depreciation and amortization expense(b)	68.0	32.0	82.4	—	—	182.4
Transaction related costs, restructuring and other, net	26.4	1.0	(16.3)	—	—	11.1
(Gains) on sale of assets(c)	(19.3)	—	—	—	—	(19.3)
Other(d)	(8.6)	—	—	—	—	(8.6)

Adjusted EBITDA	$236.5	$311.0	$13.1	$—	$—	$560.6

		Year Ended December 31, 2011
	Historical		Pro Forma Adjustments(a)
(in millions)	Georgia Gulf Corporation	PPG Chlor- alkali and Derivatives Business	Acquisition Adjustments	Financing Adjustments	Refinancing Adjustments	Pro Forma Condensed Combined
Net income	$57.8	$246.0	$(65.2)	$(35.8)	$14.4	$217.2
Net income attributable to non-controlling interests	—	(13.0)	3.0	—	—	(10.0)
(Benefit) provision for income taxes	(4.3)	122.0	(39.1)	(21.5)	8.6	65.7
Interest income	(0.3)	—	—	—	—	(0.3)
Loss on redemption and other debt costs	4.9	—	—	—	—	4.9
Interest expense	65.7	—	—	57.3	(23.0)	100.0
Depreciation and amortization expense(b)	101.5	41.0	109.8	—	—	252.3
Long-lived asset impairment charges	8.3	—	—	—	—	8.3
Restructuring costs	3.3	—	—	—	—	3.3
(Gains) on sale of assets(c)	(1.2)	—	—	—	—	(1.2)
Other(d)	(12.8)	—	9.3	—	—	(3.5)

Adjusted EBITDA	$222.9	$396.0	$17.8	$—	$—	$636.7

(a)	See Notes 2 and 3 to the Unaudited Pro Forma Condensed Combined Financial Statements for a discussion of the various pro forma adjustments.
(b)	The following is a reconciliation of the acquisition adjustments made to depreciation in Note 2, “Acquisition Adjustments” in the Unaudited Pro Forma Condensed Combined Financial Statements to the acquisition adjustments made to depreciation contained in this reconciliation of Adjusted EBITDA:

	Twelve Months Ended September 30, 2012	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
(in millions)
An increase in depreciation expense resulting from an increase in the value of the PPG Chlor-alkali and Derivatives Business’s property, plant and equipment	$38.2	$28.7	$38.2
An increase in amortization expense resulting from adjustments to intangible assets	71.6	53.7	71.6

Depreciation and amortization expense pro forma acquisition adjustment included in the reconciliation of Adjusted EBITDA to net income (loss) determined in accordance with GAAP	$109.8	$82.4	$109.8

(c)	(Gains) on sale of assets for Georgia Gulf for the nine months ended September 30, 2012 primarily consists of a $17.4 million gain on the sale of our air separation plant in Plaquemine, Louisiana. Concurrent with the sale, we entered into a long-term supply agreement with the purchaser to supply the Plaquemine facility with the products made by the air separation unit at market prices. The remaining gain in the nine months ended September 30, 2012 and the year ended December 31, 2011 primarily relate to the sale of equipment and real estate related to a previously shut down plant.

(d)	“Other” for Georgia Gulf for the nine months ended September 30, 2012 consists of $3.0 million of loan cost amortization and $5.5 million of Ontario Municipal Employees Retirement System (“OMERS”) lease financing obligations interest. For the year ended December 31, 2011, “Other” for Georgia Gulf consists of $4.1 million in loan cost amortization, $7.4 million of OMERS lease financing obligations interest and a $4.4 million reversal of non-income tax reserves, partially offset by $3.0 million in acquisition costs and inventory purchase accounting adjustments. For the year ended December 31, 2011, “Other” in the Acquisition Adjustments column consists of $9.3 million inventory purchase accounting adjustment.

SELECTED PRO FORMA AND HISTORICAL FINANCIAL DATA

Unaudited Pro Forma Condensed Combined Financial Statements of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business

The following Unaudited Pro Forma Condensed Combined Financial Statements present the combination of the historical financial statements of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business adjusted to give effect to: (1) the Merger; (2) all related transactions, including borrowings under the Term Facility, the issuance of the Splitco notes and the Distribution contemplated by the Merger Agreement and the Separation Agreement (the “Financing Transactions”); and (3) the offering of Georgia Gulf’s     % Senior Notes due 2023 offered hereby (the “notes”) and the purchase of $447.9 million outstanding aggregate principal amount, net of original issue discount, of Georgia Gulf’s outstanding 9.0 percent senior secured notes due 2017 (the “9 percent notes”) in the tender offer to purchase any and all of the 9 percent notes that we are conducting simultaneously with the offering of the notes (the “9 percent notes tender offer”) and the payment for consents with respect to the entire $447.9 million outstanding aggregate principal amount, net of original issue discount, of the 9 percent notes in the consent solicitation to seek consents to certain amendments to the indenture governing the 9 percent notes that we are conducting concurrently with the 9 percent notes tender offer (the “Refinancing Transactions”).

The Unaudited Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 2012 and for the fiscal year ended December 31, 2011 combine the historical Consolidated Statements of Income of Georgia Gulf and the historical Combined Statements of Income for the PPG Chlor-alkali and Derivatives Business, giving effect to the Merger, the Financing Transactions and the Refinancing Transactions as if those transactions had been consummated on January 1, 2011, the beginning of the earliest period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical Condensed Consolidated Balance Sheet of Georgia Gulf and the historical Condensed Combined Balance Sheet of the PPG Chlor-alkali and Derivatives Business as of September 30, 2012, giving effect to the Merger, the Financing Transactions and the Refinancing Transactions as if those transactions had been consummated on September 30, 2012.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting with Georgia Gulf considered the acquirer of the PPG Chlor-alkali and Derivatives Business. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values with any excess purchase price allocated to goodwill. The pro forma purchase price allocation was based on an estimate of the fair market values of the tangible and intangible assets and liabilities related to the PPG Chlor-alkali and Derivatives Business. In arriving at the estimated fair market values, Georgia Gulf has considered the appraisals of independent consultants which were based on a preliminary and limited review of the assets related to the PPG Chlor-alkali and Derivatives Business to be transferred. Following the effective date of the Merger, Georgia Gulf expects to complete the purchase price allocation after considering the appraisal of the PPG Chlor-alkali and Derivatives Business’s assets at the level of detail necessary to finalize the required purchase price allocation. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

The PPG Chlor-alkali and Derivatives Business’s historical combined financial statements have been “carved-out” from PPG’s consolidated financial statements and reflect assumptions and allocations made by PPG. The PPG Chlor-alkali and Derivatives Business’s historical combined financial statements include all revenues, costs, assets and liabilities that are directly attributable to the PPG Chlor-alkali and Derivatives Business. In addition, certain expenses reflected in the PPG Chlor-alkali and Derivatives Business’ combined financial statements are an allocation of corporate expenses from PPG. Such expenses include, but are not limited to, centralized PPG support functions including legal, accounting, tax, treasury, payroll and benefits administration, information technology and purchasing. The actual costs that may have been incurred if the PPG Chlor-alkali and Derivatives Business had been a stand-alone company would be dependent on a number of factors including the chosen organizational structure and strategic decisions made as to information technology and infrastructure requirements. As such, the PPG Chlor-alkali and Derivatives Business’s combined financial statements do not necessarily reflect what the PPG Chlor-alkali and Derivatives Business’s financial condition and results of operations would have been had the PPG Chlor-alkali and Derivatives Business operated as a stand-alone company during the periods or at the date presented.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Merger.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

GEORGIA GULF CORPORATION AND SUBSIDIARIES UNAUDITED PRO FORMA

CONDENSED COMBINED BALANCE SHEET

As of September 30, 2012

(In millions)

	Historical		Pro Forma Adjustments
	Georgia Gulf Corporation	PPG Chlor- alkali and Derivatives Business	Acquisition Adjustments (Note 2)		Financing Adjustments (Note 3)		Refinancing Adjustments (Note 4)		Pro Forma Condensed Combined
Assets
Cash and cash equivalents	$118.5	$19.0	$(212.0)	A	$187.5	A	$(110.2)	A	$—
			(2.8)	B
Receivables, net of allowance for doubtful accounts	389.0	287.0	(5.5)	C	—		—		670.5
Inventories	297.5	66.0	53.3	D	—		—		416.8
Prepaid expenses and other	11.1	—	14.5	F	—		—		25.6
Deferred income taxes	17.4	—	2.5	F	—		—		19.9
Other	—	17.0	(17.0)	F	—		—		—

Total current assets	833.5	389.0	(167.0)		187.5		$(110.2)		1,132.8
Property, plant and equipment, net	636.8	367.0	382.4	G	—		—		1,387.3
			1.1	E
Investments	—	20.0	(0.7)	E	—		—		—
			(19.3)	F
Goodwill	218.7	—	1,569.9	H	—		—		1,788.6
Intangible assets, net	44.3	5.0	796.9	I	—		—		846.2
Deferred income taxes	4.1	—	—		—		—		4.1
Other assets, net	63.6	5.0	(0.4)	E	24.5	A	(2.7)	B	109.3
			19.3	F

Total assets	$1,801.0	$786.0	$2,582.2		$212.0		$(112.9)		$5,268.3

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$49.8	$—	$—		$—		$(49.8)	C	$—
Accounts payable	213.4	117.0	(5.5)	C	—		—		325.9
			1.0	F
Interest payable	9.7	—	—		—		(9.7)	D	—
Income taxes payable	14.8	—	1.9	F	—		—		16.7
Accrued compensation	33.8	25.0	11.1	F	—		—		69.9
Other accrued liabilities	64.4	71.0	(14.0)	F	—		—		141.4
			20.0	J

Total current liabilities	385.9	213.0	14.5		—		(59.5)		553.9
Long-term debt	447.9	—	688.0	A	212.0	B	14.8	E	1,362.7
Lease financing obligation	113.8	—	—		—		—		113.8
Liability for unrecognized income tax benefits	18.8	—	—		—		—		18.8
Deferred income taxes	184.2	—	0.9	F	—		(25.6)	F	601.7
			442.2	J
Other non-current liabilities	65.3	318.0	(0.9)	F	—		—		382.4

Total liabilities	1,215.9	531.0	1,144.7		212.0		(70.3)		3,033.3

Commitments and contingencies
Stockholders’ equity:
Common stock	0.3	—	0.4	K	—		—		0.7
Additional paid-in capital	486.4	—	1,608.2	K	—		—		2,094.6
Accumulated other comprehensive loss, net of tax	(10.2)	(185.0)	185.0	K	—		—		(10.2)
Retained earnings (deficit)	108.6	—	(2.8)	K	—		(42.6)	F	63.2
Parent company investment	—	426.0	(426.0)	K	—		—		—
Noncontrolling interest	—	14.0	72.7	K	—		—		86.7

Total stockholders’ equity	585.1	255.0	1,437.5		—		(42.6)		2,235.0

Total liabilities and stockholders’ equity	$1,801.0	$786.0	$2,582.2		$212.0		$(112.9)		$5,268.3

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

GEORGIA GULF CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Nine Months ended September 30, 2012

(In millions)

	Historical		Pro Forma Adjustments
	Georgia Gulf Corporation	PPG Chlor- alkali and Derivatives Business	Acquisition Adjustments (Note 2)		Financing Adjustments (Note 3)		Refinancing Adjustments (Note 4)		Pro Forma Condensed Combined
Net Sales	$2,541.1	$1,292.0	$(39.4)	L	$—		$—		$3,793.7
Operating costs and expenses:
Cost of sales	2,210.5	884.0	14.6	M	—		—		3,109.1
Selling, general and administrative	152.9	91.0	50.4	N	—		—		294.3
Transaction related costs, restructuring and other, net	26.4	1.0	(16.3)	O	—		—		11.1
Depreciation and amortization	—	32.0	(30.9)	M	—		—		—
			(1.1)	N
Research and development	—	1.0	(0.2)	M	—		—		—
			(0.8)	N
Other charges	—	8.0	—		—		—		8.0
Other earnings	—	(13.0)	—		—		—		(13.0)
(Gains) on sale of assets	(19.3)	—	—		—		—		(19.3)

Total operating costs and expenses	2,370.5	1,004.0	15.7		—		—		3,390.2

Operating income (loss)	170.6	288.0	(55.1)		—		—		403.5
Interest expense, net	(43.6)	—	—		(43.0)	C	17.5	G	(69.1)
Foreign exchange loss	(0.6)	—	—		—		—		(0.6)

Income before income taxes	126.4	288.0	(55.1)		(43.0)		17.5		333.8
Provision (benefit) for income taxes	38.1	95.0	(20.7)	P	(16.1)	D	6.6	H	102.9

Net income	88.3	193.0	(34.4)		(26.9)		10.9		230.9

Less: net income attributable to noncontrolling interest	—	10.0	(2.1)	Q	—		—		7.9

Net income attributable to controlling shareholders	$88.3	$183.0	$(32.3)		$(26.9)		$10.9		$223.0

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

GEORGIA GULF CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Year ended December 31, 2011

(In millions)

	Historical		Pro Forma Adjustments
	Georgia Gulf Corporation	PPG Chlor- alkali and Derivatives Business	Acquisition Adjustments (Note 2)		Financing Adjustments (Note 3)		Refinancing Adjustments (Note 4)		Pro Forma Condensed Combined
Net Sales	$3,222.9	$1,741.0	$(88.2)	L	$—		$—		$4,875.7
Operating costs and expenses:
Cost of sales	2,919.6	1,224.0	(9.8)	M	—		—		4,133.8
Selling, general and administrative	168.2	123.0	68.9	N	—		—		360.1
Long-lived asset impairment charges	8.3	—	—		—		—		8.3
Transaction related costs, restructuring and other, net	3.3	—	—		—		—		3.3
Depreciation and amortization	—	41.0	(39.8)	M	—		—		—
			(1.2)	N
Research and development	—	2.0	(0.6)	M	—		—		—
			(1.4)	N
Other charges	—	10.0	—		—		—		10.0
Other earnings	—	(27.0)	—		—		—		(27.0)
(Gains) on sale of assets	(1.1)	—	—		—		—		(1.1)

Total operating costs and expenses	3,098.3	1,373.0	16.1		—		—		4,487.4

Operating income (loss)	124.6	368.0	(104.3)		—		—		388.3
Interest expense	(65.7)	—	—		(57.3)	C	23.0	G	(100.0)
Loss on redemption and other debt costs	(4.9)	—	—		—		—		(4.9)
Foreign exchange loss	(0.8)	—	—		—		—		(0.8)
Interest income	0.3	—	—		—		—		0.3

Income before income taxes	53.5	368.0	(104.3)		(57.3)		23.0		282.9
(Benefit) provision for income taxes	(4.3)	122.0	(39.1)	P	(21.5)	D	8.6	H	65.7

Net income	57.8	246.0	(65.2)		(35.8)		14.4		217.2

Less: net income attributable to noncontrolling interest	—	13.0	(3.0)	Q	—		—		10.0

Net income attributable to controlling shareholders	$57.8	$233.0	$(62.2)		$(35.8)		$14.4		$207.2

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

GEORGIA GULF CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(In millions, except per share data and percentages)

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the Combined Company based upon the historical financial statements of each of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business, after giving effect to the Merger and all related transactions, including the Financing Transactions and adjustments and the Refinancing Transactions and adjustments described in these notes, and are intended to reflect the impact of the Merger, the Financing Transactions and the Refinancing Transactions on Georgia Gulf’s consolidated financial statements. The accompanying Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using and should be read in conjunction with the respective audited and unaudited consolidated or combined (as the case may be) financial statements of each of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business for the fiscal year ended December 31, 2011 and as of and for the nine months ended September 30, 2012. The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future costs savings due to operating efficiencies or revenue synergies expected to result from the Merger. In addition, throughout the periods presented in the Unaudited Pro Forma Condensed Combined Financial Statements, the operations of the PPG Chlor-alkali and Derivatives Business were conducted and accounted for as part of PPG. The PPG Chlor-alkali and Derivatives Business’s audited and unaudited condensed financial statements have been derived from the PPG Chlor-alkali and Derivatives Business’s historical accounting records and reflect significant allocations of direct costs and expenses. All of the allocations and estimates in such financial statements are based on assumptions that the management of PPG believes are reasonable. The PPG Chlor-alkali and Derivatives Business’s financial statements do not necessarily represent the financial position of the PPG Chlor-alkali and Derivatives Business had it been operated as a separate independent entity.

The Unaudited Pro Forma Condensed Combined Statements of Income combine the historical Consolidated Statements of Income of Georgia Gulf and the historical Combined Statements of Income of the PPG Chlor-alkali and Derivatives Business for the nine months ended September 30, 2012 and for the year ended December 31, 2011, to reflect the Merger and all related transactions, including the Financing Transactions and the Refinancing Transactions, as if those transactions had occurred as of January 1, 2011. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical Condensed Consolidated Balance Sheet of Georgia Gulf and the historical Condensed Combined Balance Sheet of the PPG Chlor-alkali and Derivatives Business as of September 30, 2012, giving effect to the Merger and all related transactions including the Financing Transactions and adjustments and the Refinancing Transactions and adjustments described in these notes, as if they had been consummated on September 30, 2012.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting with Georgia Gulf considered the acquirer of the PPG Chlor-alkali and Derivatives Business. The audited and unaudited historical combined financial statements of the PPG Chlor-alkali and Derivatives Business have been adjusted to reflect certain reclassifications in order to conform to Georgia Gulf’s financial statement presentation.

Note 2. Acquisition Adjustments

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the allocation of the preliminary estimated purchase price to identifiable assets to be acquired and liabilities to be assumed, with the excess recorded as goodwill. The purchase price allocation in these Unaudited Pro Forma Condensed Combined Financial Statements is based upon an estimated purchase price of approximately $2,508.5 million.

This amount was derived in accordance with the Merger Agreement, as described further below, based on the closing price of Georgia Gulf common stock and the 34,538,268 shares of Georgia Gulf common stock issued and outstanding on November 26, 2012.

The following represents the preliminary estimate of the purchase price to be paid in the Merger:

Equivalent new shares issued (par value $0.01)	35.2
Georgia Gulf common stock price on November 26, 2012	$45.65

Stock consideration transferred	1,608.5
Distributions to PPG	900.0

Total preliminary purchase price	$2,508.5

The purchase price will be computed using the value of Georgia Gulf common stock on the closing date, therefore the actual purchase price will fluctuate with the market price of Georgia Gulf common stock until the Merger is consummated. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the Unaudited Pro Forma Condensed Combined Financial Statements.

The following table provides sensitivities to changes in purchase price due to changes in the per share price of Georgia Gulf common stock:

	Price of Georgia Gulf Common Stock	Shares Exchanged	Calculated Value of Stock Consideration	Combined Distribution to PPG	Total Purchase Price
As of November 26, 2012	$45.65	35.2	$1,608.5	$900.0	$2,508.5
Decrease of 10%	$41.09	35.2	$1,447.8	$900.0	$2,347.8
Increase of 10%	$50.22	35.2	$1,769.6	$900.0	$2,669.6

The preliminary estimated purchase price is allocated as follows:

Cash and cash equivalents	$19.0
Receivables	281.5
Inventories	119.3
Prepaid expenses and other	14.5
Deferred income taxes	2.5
Property, plant and equipment	750.0
Goodwill	1,569.9
Intangible assets	801.9
Other assets, net	24.3
Accounts payable	(112.5)
Income taxes payable	(1.9)
Accrued compensation	(36.1)
Other accrued liabilities	(77.0)
Deferred income taxes	(443.1)
Other non-current liabilities	(317.1)
Noncontrolling interest	(86.7)

Total preliminary estimated purchase price allocation	$2,508.5

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the following adjustments:

(A) Represents the distribution of $212.0 in cash and the $688.0 of Splitco notes for a combined total of $900.0 in connection with the Distribution to PPG.

(B) In connection with the Merger, Georgia Gulf expects to incur approximately $2.8 of cash expenses for deal related costs that will be paid subsequent to September 30, 2012. These costs, which primarily consist of professional and legal fees, are exclusive of the approximately $24.5 in debt issuance costs described in Note 3(A).

(C) Represents the elimination of intercompany payables and receivables between Georgia Gulf and the PPG Chlor-alkali and Derivatives Business.

(D) A $53.3 increase in inventory to reflect the estimated fair value of the PPG Chlor-alkali and Derivatives Business, including the elimination of last-in, first-out (“LIFO”) reserves. Georgia Gulf accounts for inventory on a first-in, first-out (“FIFO”) basis.

(E) Prior to the Merger, Georgia Gulf and the PPG Chlor-alkali and Derivatives Business each owned a fifty percent interest in PHH, a manufacturing joint venture, which Georgia Gulf accounted for using the equity method. As a result of the Merger, Georgia Gulf will obtain control of PHH. Adjustments were recorded to reclassify the Georgia Gulf or PPG Chlor-alkali and Derivatives Business in historical equity investment balances of $0.6 and $0.7, respectively, to the following line items:

Property, plant and equipment	$1.1
Other assets	0.2

Total	$1.3

(F) Reclassifications were made to conform the balances of the PPG Chlor-alkali and Derivatives Business’s to Georgia Gulf’s financial statement presentation.

(G) A $382.4 increase in property, plant and equipment to reflect the estimated fair value of the PPG Chlor-alkali and Derivatives Business’s property, plant and equipment. For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statements of Income, the fair value of property, plant and equipment is being depreciated over an estimated weighted-average useful life of 10 years.

(H) Reflects the preliminary adjustment to goodwill of $1,569.9. The significant goodwill resulting from the Transactions is primarily due to the combined companies providing a significant increase in size and economies of scale, a significant increase in chlorine production flexibility, as prior to the Transactions Georgia Gulf produces only approximately half of its chlorine requirements, an increase in natural gas integration and significant strategic, geographic and product synergies. The goodwill created in the Merger is not expected to be deductible for tax purposes.

(I) Represents the elimination of $5.0 of existing intangible assets of the PPG Chlor-alkali and Derivatives Business and the recording of $801.9 identifiable intangible assets attributable to the Merger.

The estimated intangible assets attributable to the Merger are comprised of the following:

	Amount	Annual Amortization Expense	Quarterly Amortization Expense	Estimated Weighted Average Life (Years)
Technology	$32.0	$1.8	$0.5	17.5
Trade names	20.0	1.6	0.4	12.5
Customer relationships	749.9	68.2	17.0	11.0

	$801.9	$71.6	$17.9

The estimated fair values for this pro forma presentation for technology and trade names were measured using the relief-from-royalty method. This method assumes the technology and trade names have value to the extent that the owner is relieved of the obligation to pay royalties for the benefits received from them. Significant assumptions required to develop estimates using this method are revenue growth rates for the related brands, the appropriate royalty rate, an appropriate discount rate and obsolescence of technology.

The estimated fair values for this pro forma presentation for customer relationships were measured using the multi-period excess earnings method. The principle behind the multi-period excess earnings method is that the value of an intangible is equal to the present value of the incremental after-tax cash flows attributable to the subject intangible asset, after taking charges for the use of other assets employed by the business. Significant assumptions required for this method are revenue growth rates and profitability related to customers, customer attrition rates, contributory asset charges and an appropriate discount rate.

(J) Reflects an adjustment to deferred tax liabilities representing the deferred income tax liability based on the global blended statutory tax rate of 37.5% multiplied by the fair value adjustments made to the assets to be acquired and liabilities to be assumed, excluding goodwill. For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, a global blended statutory tax rate of 37.5% has been used. This does not reflect Georgia Gulf’s expected effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the Combined Company. The adjustment was calculated as follows:

Current portion of deferred tax liability:
Inventory fair value adjustment	$53.3
Statutory tax rate	37.5%

Current deferred tax liability adjustment	$20.0

Non-current portion of deferred tax liability:
Identifiable intangible assets fair value adjustment	$796.9
Property, plant and equipment fair value adjustment	382.4

Total	$1,179.3
Statutory tax rate	37.5%

Non-current deferred tax liability adjustment	$442.2

(K) Stockholders’ equity and parent company investment has been adjusted for the following:

•

Issuance of shares of Georgia Gulf common stock valued at $1,608.5 as consideration for the Merger. Of the new stock issued, $0.4 will be recorded as par value of common stock and $1,608.2 will be recorded as additional paid-in capital.

•	Elimination of the PPG Chlor-alkali and Derivatives Business’s parent company investment of $426.0 and the accumulated other comprehensive loss, net of tax of $185.0.

•	A $72.7 increase to reflect the estimated fair value of the PPG Chlor-alkali and Derivatives Business’s noncontrolling interest.

•	A $2.8 decrease to retained earnings to reflect cash expenses for deal related costs that will be paid subsequent to September 30, 2012 as described in Note 2(B).

The Unaudited Pro Forma Condensed Combined Statements of Income reflect the following adjustments:

(L) Revenue from intercompany sales between the PPG Chlor-alkali and Derivatives Business and Georgia Gulf of $39.4 for the nine months ended September 30, 2012 and $88.2 for the year ended December 31, 2011 was eliminated.

(M) Cost of sales was adjusted as follows:

•

An increase to reflect reclassification of the PPG Chlor-alkali and Derivatives Business’s historical depreciation cost from the depreciation and amortization line item of $30.9 for the nine months ended September 30, 2012 and $39.8 for the year ended December 31, 2011.

•

An increase in depreciation expense of $28.7 for the nine months ended September 30, 2012 and $38.2 for the year ended December 31, 2011 resulting from an increase in the value of the PPG Chlor-alkali and Derivatives Business’s property, plant and equipment, as described in Note 2(G).

•

An estimated $9.3 increase in cost of sales related to the estimated fair market value step-up adjustment of the PPG Chlor-alkali and Derivatives Business’s inventory for the year ended December 31, 2011.

•

A decrease due to the removal of historical amortization of prior service cost and actuarial losses related to the PPG Chlor-alkali and Derivatives Business’s defined benefit pension plans and other postretirement benefit plans of $13.9 for the nine months ended September 30, 2012 and $13.9 for the year ended December 31, 2011. This decrease is included in the approximately $115.0 of annualized cost synergies expected to be realized in the first two years following the Merger.

•

An elimination to remove the cost associated with sales between the PPG Chlor-alkali and Derivatives Business and Georgia Gulf of $37.3 for the nine months ended September 30, 2012 and $87.8 for the year ended December 31, 2011, including intercompany profit in ending inventory of $2.1 for the nine months ended September 30, 2012 and $0.4 for the year ended December 31, 2011.

•

An increase to reflect the reclassification of PPG Chlor-alkali and Derivatives Business’s historical research and development costs from the research and development line item of $0.2 for the nine months ended September 30, 2012 and $0.6 for the year ended December 31, 2011.

•

An increase of $6.0 for the nine months ended September 30, 2012 and $4.0 for the year ended December 31, 2011 to adjust for changes in the PPG Chlor-alkali and Derivatives Business’s LIFO inventory reserve resulting from the conformance of the PPG Chlor-alkali and Derivatives Business’s inventory methodology of LIFO to FIFO.

(N) Selling, general and administrative expenses were adjusted as follows:

•

The PPG Chlor-alkali and Derivatives Business’s historical amortization of intangible assets of $1.1 for the nine months ended September 30, 2012 and $1.2 for the year ended December 31, 2011 was reclassified from the depreciation and amortization line item and then eliminated.

•

An increase in amortization expense of $53.7 for the nine months ended September 30, 2012 and $71.6 for the year ended December 31, 2011 resulting from adjustments to intangible assets described in Note 2(I).

•

A decrease due to the removal of historical amortization of prior service cost and actuarial losses related to the PPG Chlor-alkali and Derivatives Business’s defined benefit pension plans and other postretirement benefit plans of $4.1 for the nine months ended September 30, 2012 and $4.1 for the year ended December 31, 2011.

•

An increase to reflect the reclassification of the PPG Chlor-alkali and Derivatives Business’s historical research and development costs from the research and development line item of $0.8 for the nine months ended September 30, 2012 and $1.4 for the year ended December 31, 2011.

(O) Direct, incremental deal related costs of $16.3 reflected in the historical financial statements of Georgia Gulf for the nine months ended September 30, 2012 were removed due to their non-recurring nature. These costs primarily consist of professional and legal fees.

(P) For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, a global blended statutory tax rate of 37.5% has been used. This does not reflect Georgia Gulf’s effective tax rate, which will include other tax items such as state and foreign taxes as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the Combined Company.

(Q) Net income attributable to noncontrolling interests was decreased by $2.1 for the nine months ended September 30, 2012 and $3.0 for the year ended December 31, 2011 to reflect amortization of fair value adjustments attributable to the noncontrolling interest.

Note 3. Financing Adjustments

Upon consummation of the Merger and the Financing Transactions contemplated as a part of the Transactions, on a pro forma consolidated basis, Georgia Gulf expects to incur approximately $900.0 in additional debt, expected to be comprised of the $212.0 Term Facility and $688.0 aggregate principal amount of Splitco notes. The proceeds of the Term Facility and all or a portion of the Splitco notes will be transferred to PPG as part of the Special Distribution. In connection therewith, the shares of Splitco common stock then-outstanding are expected to be automatically converted into the greater of 35.2 shares of Georgia Gulf common stock and at least 50.5 percent of outstanding Georgia Gulf common stock after giving effect to such issuance. Georgia Gulf’s pre-Merger stockholders will continue to hold the remaining approximately 49.5 percent of Georgia Gulf’s common stock.

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the following adjustments:

(A) Represents the proceeds of $212.0 from the term loans under the Term Facility less expected debt issuance costs incurred of $24.5 (for both the $212.0 Term Facility and $688.0 Splitco notes). These debt issuance costs, which are expected to be paid with existing cash on hand, are expected to be capitalized and amortized using the effective interest method over the life of the Term Facility and the Splitco notes.

(B) As described above, in connection with the consummation of the Transactions, on a pro forma consolidated basis, Georgia Gulf expects to incur approximately $900.0 in additional debt, expected to be comprised of the $212.0 Term Facility and $688.0 aggregate principal amount of the Splitco notes. The actual amount of each of the Term Facility and the Splitco notes will depend upon the tax basis of the PPG Chlor-alkali and Derivatives Business.

The Unaudited Pro Forma Condensed Combined Statements of Income reflect the following adjustments:

(C) To include an estimate of interest expense on additional debt issued in connection with the Transactions.

	Principal Amount	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Total new debt	$900.0	$40.5	$54.0
Amortization of new debt issuance costs		2.5	3.3

Total interest expense		$43.0	$57.3

The interest rates are based on estimated current rates and on the credit rating that Georgia Gulf expects upon the consummation of the Merger, and expected timing of accessing the capital markets. For each one-eighth of 1% (12.5 basis points) change in the estimated interest rate associated with the $900.0 of borrowings, interest expense would increase or decrease by $0.8 and $1.1 for the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively.

(D) For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, a global blended statutory tax rate of 37.5% has been used. This does not reflect Georgia Gulf’s effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the Combined Company.

Note 4. Refinancing Adjustments

Upon consummation of the Merger and the Financing Transactions contemplated as a part of the Transactions, on a pro forma consolidated basis, Georgia Gulf expects to incur approximately $900.0 in additional debt, expected to be comprised of the $212.0 Term Facility and the $688.0 aggregate principal amount of the Splitco notes. The proceeds of the Term Facility and all or a portion of the Splitco notes will be transferred to PPG as part of the Special Distribution. In addition, upon consummation of the Refinancing Transactions, Georgia Gulf expects to repurchase, in the 9 percent notes tender offer, or redeem the entire $447.9 outstanding aggregate principal amount, net of original issue discount, of the 9 percent notes with the proceeds from the offering of $450.0 aggregate principal amount of notes offered hereby.

The Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Income reflect the following adjustments:

(A) Represents net cash paid for the issuance of the notes offered hereby less associated fees relating to the issuance of the notes offered hereby and all costs associated with the elimination of the 9 percent notes as follows:

Issuance of notes offered hereby	$450.0
Estimated finance fees relating to the issuance of notes offered hereby	(7.3)
Elimination of 9 percent notes (current portion of long-term debt)	(49.8)
Elimination of 9 percent notes (long-term debt)	(447.9)
“Make-whole” premium on 9 percent notes	(55.9)
Original issue discount of 9 percent notes	(2.3)
Pay-off accrued interest associated with 9 percent notes	(9.7)
Draw on New ABL Revolver	12.7

$(110.2)

The debt issuance costs are expected to be capitalized and amortized using the effective interest method over the life of the notes offered hereby.

(B) Represents the $7.3 in estimated finance fees related to the issuance of the notes offered hereby less the write-off of $10.0 in deferred fees relating to the 9 percent notes as described above in Note 4(A).

(C) Represents the current portion due on the 9 percent notes to be eliminated as described in Note 4(A).

(D) Represents the accrued interest payable on the 9 percent notes as described in Note 4(A).

(E) Represents $450.0 proceeds from issuance of the new notes and $12.7 proceeds received from the new $500.0 asset-based revolving credit facility that we expect to enter into in connection with the consummation of the Transactions (the “New ABL Revolver”), less $447.9 of the long term portion of the 9 percent notes payable (see Note 4(A)).

(F) Represents the after-tax effect of the “make-whole” premium, elimination of deferred fees and the original issue discount on retained earnings and the associated impact on deferred income tax liability as follows (see Note 3(A) and (B)):

	After-Tax Effect on Retained Earnings	Deferred Income Tax Liability	Total
“Make-whole” premium	$(34.9)	$(21.0)	$(55.9)
Write-off of deferred fees on 9 percent notes	(6.3)	(3.7)	(10.0)
Original issue discount on 9 percent notes	(1.4)	(0.9)	(2.3)

Total	$(42.6)	$(25.6)	$(68.2)

(G) Represents an estimate of interest expense on additional debt issued in connection with the Refinancing Transactions and elimination of interest expense related to the 9 percent notes.

	Principal Amount	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Total new debt	$450.0	$(16.9)	$(22.5)
Interest expense associated with New ABL Revolver		(0.3)	(0.4)
Amortization of new debt issuance costs		(0.5)	(0.7)

Interest expense on new notes		$(17.7)	$(23.6)

Interest expense associated with elimination of 9 percent notes	$500.0	$(33.8)	$(44.9)
Amortization of debt issuance costs on 9 percent notes		(1.4)	(1.7)

Elimination of total interest expense associated with 9 percent notes		$(35.2)	$(46.6)

Net change in interest expense		$17.5	$23.0

The interest rates are based on estimated current rates and on the credit rating that Georgia Gulf expects upon the consummation of the Merger, and expected timing of accessing the capital markets. For each one-eighth of 1% (12.5 basis points) change in the estimated interest rate associated with the $450.0 of borrowings, interest expense would increase or decrease by $0.4 and $0.6 for the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively.

(H) For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, a global blended statutory tax rate of 37.5% has been used. This does not reflect Georgia Gulf’s effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the Combined Company.

Note 5. Items Not Included

The following expected material nonrecurring charges related to the Merger and all related transactions, including the Financing Transactions and the Refinancing Transactions, are not included or provided for in the Unaudited Pro Forma Condensed Combined Statements of Income:

•	$2.8 of cash expenses for deal related costs that will be paid subsequent to September 30, 2012.

•

At December 31, 2010, Georgia Gulf had $13.1 of deferred financing fees related to the 9 percent notes for which the accounting treatment would be evaluated under the debt modification and debt extinguishment rules. At December 31, 2010, Georgia Gulf had $2.9 of original issue discount related to the 9 percent notes that would be expensed upon a refinancing.

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Pursuant to the indenture governing the 9 percent notes, the 9 percent notes are redeemable, in whole or in part, at any time prior to January 15, 2014 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium and any accrued and unpaid interest. At February 1, 2013, the expiration of the expected highest offer on the “make-whole” premium on the $447.9 outstanding principal amount, net of original issue discount, of the 9 percent notes is expected to be approximately $55.9.

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Certain costs associated with Transition Services Agreement, the Shared Facilities, Services and Supply Agreement and other Additional Agreements, professional fees, consultants, information technology implementation, relocation and severance which may be incurred in connection with the integration of Georgia Gulf and the PPG Chlor-alkali and Derivatives Business. These agreements may have an impact on the statement of income, but as they are currently being negotiated such amounts are not currently estimable or factually supportable.

Georgia Gulf expects to increase availability under the New ABL Revolver by $200.0, subject to applicable borrowing base availability and other conditions. The New ABL Revolver is expected to charge a fee that ranges from 25 basis points to 37.5 basis points depending upon the amount of the facility that is undrawn.

Other than the $13.9 decrease in the cost of sales related to the PPG Chlor-alkali and Derivatives Business’s defined benefit pension plans and other post-retirement benefit plans, the Unaudited Pro Forma Condensed Combined Financial Statements also do not reflect benefits that may result from the realization of approximately $115.0 of annualized cost synergies expected to be fully realized in the first two years following the Merger.

On October 12, 2012, we redeemed $50.0 aggregate principal amount of the 9 percent notes at a redemption price of $51.5. The currently outstanding aggregate principal amount, net of original issue discount, of the 9 percent notes is $447.9.

As of December 31, 2011, Georgia Gulf had a valuation allowance of $101.3 recorded on its deferred tax assets. This valuation allowance relates predominately to Georgia Gulf’s Canadian deferred tax assets. As part of the purchase price allocation process resulting from the Merger, it is possible that deferred tax liabilities will be recorded in the Canadian jurisdiction that, if recorded, could result in a release of a portion of the valuation allowance. Any release of a valuation allowance on Georgia Gulf’s pre-Merger deferred tax assets will be recorded in the income statement in the period that the Merger is completed; however no such adjustment is included in the Unaudited Pro Forma Condensed Combined Financial Statements due to its nonrecurring nature.

No gain or loss was recorded to reflect the remeasurement of Georgia Gulf’s previously held equity interest in PHH as a result of Georgia Gulf obtaining control of PHH through the Merger.